Exhibit 99.2

CONTENTS

PAGE

report of independent auditors	1-2

FINANCIAL STATEMENTS

Balance sheets	3-4

Statements of income	5

Statements of stockholders’ equity	6

Statements of cash flows	7-8

Notes to financial statements	9-19

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors

etailz, inc.

Report on the Financial Statements

We have audited the accompanying financial statements of etailz, inc. (Company), which comprise the balance sheets as of December  31, 2015 and 2014, and the related statements of income, stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2015, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

REPORT OF INDEPENDENT AUDITORS

(continued)

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of etailz, inc. as of December 31, 2015 and 2014, and the results of its operations and its cash flows for each of the three the years in the period ended December 31, 2015 in accordance with accounting principles generally accepted in the United States of America.

Spokane, Washington

December 28, 2016

etailz, inc.

BALANCE SHEETS

ASSETS
	December 31,
	2015	2014

CURRENT ASSETS
Cash	$395,750	$78,259
Accounts receivable	998,310	1,117,161
Inventories, net	13,467,916	7,468,037
Inventory in transit	418,974	13,913
Inventory deposits	639,756	432,378
Prepaid and other current assets	216,173	156,125
Current deferred tax assets	229,001	152,216

Total current assets	16,365,880	9,418,089

PROPERTY AND EQUIPMENT
Computers	54,864	55,036
Furniture	16,283	1,775
Leasehold improvements	166,106	47,338
Accumulated depreciation and amortization	(90,244)	(53,191)

Total property and equipment, net	147,009	50,958

LONG-TERM ASSETS
Software and websites, net of accumulated amortization	516,205	375,429
Long-term deferred tax assets, net	-	66,367

Total assets	$17,029,094	$9,910,843

3

etailz, inc

BALANCE SHEETS

LIABILITIES AND STOCKHOLDERS’ EQUITY
	December 31,
	2015	2014

CURRENT LIABILITIES
Checks in excess of bank balance	$376,005	$506,155
Line of credit, current	3,236,590	-
Accounts payable	4,673,781	2,945,485
Credit cards payable	955,736	838,630
Sales returns	584,580	448,670
Sales tax payable	837,820	226,133
Payroll liabilities	131,213	92,140
Other accrued expenses	370,221	116,665
Income taxes payable	321,156	435,288

Total current liabilities	11,487,102	5,609,166

LONG-TERM LIABILITIES
Line of credit, noncurrent	-	700,000
Long-term deferred tax liabilities, net	79,074	-
Other liabilities	35,940	21,778

Total long-term liabilities	115,014	721,778

COMMITMENTS AND CONTINGENCIES (Notes 2, 3, and 5)

STOCKHOLDERS’ EQUITY
Preferred stock, no par value; 50,000,000 shares authorized; none issued or outstanding	-	-
Common stock, no par value; 50,000,000 shares authorized; 991,698 issued and outstanding	1,563,000	1,563,000
Additional paid-in capital	366,296	366,296
Retained earnings	3,497,682	1,650,603

Total stockholders’ equity	5,426,978	3,579,899

Total liabilities and stockholders’ equity	$17,029,094	$9,910,843

See accompanying notes.	4

etailz, inc.

STATEMENTS OF INCOME

	Years Ended December 31,
	2015	2014	2013

Net sales	$93,291,877	$59,680,693	$27,007,154

Cost of sales	68,799,552	44,255,552	19,603,184

Gross profit	24,492,325	15,425,141	7,403,970

Selling, general, and administrative expenses	21,059,433	13,833,035	6,644,869

Operating income	3,432,892	1,592,106	759,101

Other expense
Interest expense	80,819	29,429	32,268
Other expense	115,500	81,661	24,113

	196,319	111,090	56,381

Income before income taxes	3,236,573	1,481,016	702,720

Income tax expense	1,389,494	507,129	242,012

Net income	$1,847,079	$973,887	$460,708

5	See accompanying notes.

etailz, inc.

STATEMENTS OF STOCKHOLDERS’ EQUITY

	Preferred Stock (Shares)	Preferred Stock (Amount)	Common Stock (Shares)	Common Stock (Amount)	Additional Paid-in Capital	Retained Earnings	Total Stockholders’ Equity

Balance, January 1, 2013	-	$-	893,000	$288,000	$-	$216,008	$504,008

Sale of stock for cash	-	-	96,763	1,250,000	-	-	1,250,000

Net income	-	-	-	-	-	460,708	460,708

Balance, December 31, 2013	-	-	989,763	1,538,000	-	676,716	2,214,716

Share-based compensation	-	-	-	-	366,296	-	366,296

Sale of stock for cash	-	-	1,935	25,000	-	-	25,000

Net income	-	-	-	-	-	973,887	973,887

Balance, December 31, 2014	-	-	991,698	1,563,000	366,296	1,650,603	3,579,899

Net income	-	-	-	-	-	1,847,079	1,847,079

Balance, December 31, 2015	-	$-	991,698	$1,563,000	$366,296	$3,497,682	$5,426,978

6	See accompanying notes.

etailz, inc.

STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2015	2014	2013

CASH FLOWS FROM OPERATING ACTIVITIES
Cash received from customers	$93,546,638	$59,245,141	$26,886,274
Cash paid to suppliers and employees	(93,680,907)	(61,412,748)	(26,171,057)
Interest paid	(80,819)	(29,429)	(32,268)
Income tax paid	(1,434,970)	(538,671)	32,146

Net cash from operating activities	(1,650,058)	(2,735,707)	715,095

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(172,650)	(51,037)	(217,890)
Purchase of software and websites	(30,059)	(13,861)	-
Capitalization of internal software and website development costs	(236,182)	(195,980)	-

Net cash from investing activities	(438,891)	(260,878)	(217,890)

CASH FLOWS FROM FINANCING ACTIVITIES
Change in checks in excess of bank balance	(130,150)	506,155	-
Draws on line of credit	45,938,681	4,488,943	-
Repayments of line of credit	(43,402,091)	(3,788,943)	-
Proceeds from issuance of common stock	-	25,000	1,250,000

Net cash from financing activities	2,406,440	1,231,155	1,250,000

NET CHANGE IN CASH	317,491	(1,765,430)	1,747,205

CASH at beginning of year	78,259	1,843,689	96,484

CASH at end of year	$395,750	$78,259	$1,843,689

7

etailz, inc.

STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2015	2014	2013

RECONCILIATION OF NET INCOME TO NET CASH FROM OPERATING ACTIVITIES
Net income	$1,847,079	$973,887	$460,708
Adjustments to reconcile net income to net cash from operating activities
Depreciation and amortization	189,032	108,622	45,026
Deferred income taxes	68,656	(194,159)	(33,881)
Loss on disposal of property and equipment and software and websites, net	13,032	11,992	-
Share-based compensation	-	366,296	-
Increase in reserves for inventory obsolescence and sales returns	438,480	687,449	310,627
Change in assets and liabilities
Accounts receivable	118,851	(614,695)	(347,314)
Inventories (including in-transit)	(6,707,510)	(5,471,950)	(1,718,792)
Deposits and other current assets	(267,426)	(218,407)	(288,518)
Accounts and credit cards payable	(114,132)	162,617	308,039
Other accrued expenses	1,845,402	1,147,205	1,908,180
Income taxes payable	918,478	305,436	71,020

Net cash from operating activities	$(1,650,058)	$(2,735,707)	$715,095

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Transfer from software in development to software and websites	$447,329	$33,888	$127,469

See accompanying notes.	8

etailz, inc.

NOTES TO FINANCIAL STATEMENTS

Note 1 – Summary of Significant Accounting Policies

Nature of business operations – etailz, inc. (Company or etailz) was established in 2008 and is an online retailer and developer of consumer products. The Company is headquartered and operates a retail store in Spokane, Washington.

Recent accounting pronouncements – Accounting Standards Update (ASU) No. 2016-02 establishes a new lease accounting model for lessees. Under the new guidance, which becomes effective January 1, 2020, for calendar-year nonpublic entities, lessees will be required to recognize right-of-use assets and liabilities for most leases having lease terms of 12 months or more. However, lease expense will be recognized on the income statement in a manner similar to existing requirements.

ASU No. 2014-09 provides sweeping new, globally applicable converged guidance concerning recognition and measurement of revenue. In addition, significant additional disclosures are required about the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The new rules, under accounting principles generally accepted in the United States of America (GAAP), which become effective for nonpublic entities in calendar year 2019, will replace virtually all existing revenue guidance, including most industry-specific guidance.

The Company is currently evaluating the impact of these ASUs and has not yet implemented them.

Foreign currency – The Company buys and sells certain products internationally. In these cases, the transactions are generally denominated in the local currency. All income statement transactions are immediately remeasured into U.S. dollars. The remeasurement of the related foreign receivables, payables and cash into U.S. dollars creates remeasurement gains and losses that are included in earnings as a component of other expense. The Company recognized net remeasurement losses of $116,931, $66,588, and $24,995 during the years ended December 31, 2015, 2014, and 2013, respectively.

Reclassifications - Certain reclassifications have been made to previously issued financial statements to conform with the presentation of these financial statements. Total equity and net income are unchanged due to these reclassifications.

Comprehensive income – Net income was equal to comprehensive income for each of the years presented.

etailz, inc.

NOTES TO FINANCIAL STATEMENTS

Note 1 – Summary of Significant Accounting Policies (continued)

Accounts receivable – Accounts receivable are primarily comprised of merchant receivables, which are stated at the amount the Company expects to collect. An allowance for doubtful accounts is based upon a review of outstanding receivables, historical collection information, and existing economic conditions. Receivables are typically paid within 10 days of the underlying transactions. Receivables not paid within the contractually agreed upon timeframe are considered delinquent. Delinquent receivables are written off based on individual credit evaluation, specific circumstances of the customer, and management’s discretion. The Company did not have an allowance for doubtful accounts at December 31, 2015 or 2014, as management expects all accounts to be collected. Actual write offs were insignificant for all periods presented.

Inventories – Inventories are comprised of consumer products to be sold and are stated at the lower of cost or net realizable value, calculated on average cost, which approximates the first-in, first-out method. The Company provides for obsolescence and net realizable value adjustments by recording a reserve. At December 31, 2015 and 2014, the reserve for obsolescence and net realizable value adjustments was $900,000 and $600,000, respectively.

The Company is occasionally required to prepay for certain inventories. In these situations, the prepayment is recorded as a deposit until the risks and rewards of ownership have been transferred to etailz. Inventory in-transit is recorded if this transfer occurs at the time of shipment.

Property and equipment – Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the assets’ estimated useful lives. The useful lives for depreciation purposes range from three to five years for computers and equipment. Leasehold improvements are amortized over the shorter of the remaining lease term or the estimated useful life. Depreciation and amortization expense was $63,567, $34,612, and $12,110 for the years ended December 31, 2015, 2014, and 2013, respectively, and is included with selling, general, and administrative expenses.

Valuation of long-lived assets – The Company, using its best estimates based on reasonable and supportable assumptions and projections, reviews assets for impairment whenever events or changes in circumstances have indicated the carrying amount of its assets might not be recoverable. Impaired assets are reported at the lower of cost or fair value. As of December 31, 2015 and 2014, no long-lived assets were impaired.

Software and websites, net – The Company capitalizes third party and internal costs incurred to develop websites and internal-use computer software. Internal and external costs incurred in connection with development of upgrades or enhancements that result in additional functionality are also capitalized. These capitalized costs are amortized on a straight-line basis over the estimated useful life of the software, which is generally three years. Purchased software is capitalized and amortized over its estimated useful life.

etailz, inc.

NOTES TO FINANCIAL STATEMENTS

Note 1 – Summary of Significant Accounting Policies (continued)

Software and websites, net (continued) – The following table summarizes software and websites at December 31:

	2015	2014

Purchased software	$51,851	$21,791
Third party website development costs	-	30,280
Internally developed software and websites	638,795	191,466
Software in development	38,048	249,196
Less accumulated amortization	(212,489)	(117,304)

	$516,205	$375,429

The Company determined internal costs of $236,181, $195,979, and $176,217 during the years ended December 31, 2015, 2014, and 2013, respectively, to be in the application development stage and have, therefore, been capitalized as internally developed software and websites. All ineligible costs are expensed as incurred.

Amortization expense of capitalized internally developed software and websites was $110,440, $65,005, and $21,920 for the years ended December 31, 2015, 2014, and 2013, respectively. Amortization expense of purchased software and third party development costs was $15,025, $9,005, and $10,996 for the years ended December 31, 2015, 2014, and 2013, respectively.

Deferred rent – Certain of the Company’s operating leases contain lease incentives and predetermined fixed escalations of the base rental rate during the original term of the lease. For these leases, the Company recognizes the related rental expense on a straight-line basis over the life of the lease and records the difference between the amounts charged to operations and amounts paid as deferred rent. The balance of deferred rent was $71,883 and $32,235 at December 31, 2015 and 2014, respectively, and is presented as an other long-term liability on the balance sheet.

Stock warrants – The Company accounts for stock warrants under the provisions of the fair value based measurement method, which requires the recognition of compensation expense based on the fair value of warrants on the grant date. Compensation expense is being recognized on a straight-line basis over the total requisite service period of each award.

etailz, inc.

NOTES TO FINANCIAL STATEMENTS

Note 1 – Summary of Significant Accounting Policies (continued)

Revenue recognition – Revenue is recognized from product sales, which includes shipping revenue, net of estimated returns, upon shipment of products to customers. The Company records its reserve for estimated future returns based on historical experience and current trends.

The majority of product sales are shipped from the Amazon.com’s various fulfillment centers. Certain vendors are also used to ship products directly to customers on the Company’s behalf. The Company acts as principal in these transactions, as orders are initiated directly through the e-commerce businesses that are operated by the Company or through Amazon.com; title to the goods are taken by the Company at the shipping point and have the economic risk related to collection, customer care, and returns. Revenue is then recognized when title and significant risks of ownership passes to the customer. For drop-shipping services, revenue is recorded at gross as a principal and recorded as revenues from product sales.

For retail sales, revenue is recorded at the point of sale.

Advertising – The Company’s policy is to expense advertising costs as incurred. Advertising expenses were $223,492, $131,036, and $142,031 for the years ended December 31, 2015, 2014, and 2013, respectively.

Shipping and handling – The Company includes shipping and handling costs and fulfillment fees from third parties in cost of sales.

Estimates – The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

Concentrations – At various times during the year, the Company had cash balances maintained with one financial institution in excess of federally insured limits.

The Company sells the majority of its product through Amazon.com’s website. The Company may be susceptible to any negative changes to Amazon.com’s website or online marketplace.

During 2015, 2014, and 2013, substantially all the Company’s revenue and accounts receivable was attributable to sales through Amazon.com and its affiliates.

etailz, inc.

NOTES TO FINANCIAL STATEMENTS

Note 1 – Summary of Significant Accounting Policies (continued)

Income taxes – Income taxes are accounted for using an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial statements and tax basis of assets and liabilities at the applicable enacted tax rates. A valuation allowance is provided when it is more likely than not some portion or all of the deferred tax assets will not be realized. The Company evaluates the realizability of its deferred tax assets by assessing its valuation allowance and by adjusting the amount of such allowance, if necessary. The factors used to assess the likelihood of realization include the Company’s forecast of future taxable income and available tax planning strategies that could be implemented to realize the net deferred tax assets. Failure to achieve forecasted taxable income in applicable tax jurisdictions could affect the ultimate realization of deferred tax assets and could result in an increase in the Company’s effective tax rate on future earnings.

The Company adheres to the provisions of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 740-10, Income Taxes, relating to accounting for uncertain tax positions. The Company recognizes the tax benefit from uncertain tax positions only if it is more likely than not the tax positions will be sustained on examination by the tax authorities, based on the technical merits of the position. The tax benefit is measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The Company recognizes interest and penalties related to income tax matters in income tax expense.

Sales taxes – The Company remits sales taxes to various taxing jurisdictions as a result of revenue earned from the sale of products to its customers. Specific sales tax rates applicable to the Company’s products vary by taxing jurisdiction. The Company records sales tax as a current liability at the time the revenue is earned. The liability is relieved upon the remittance of the sales tax owed to the various taxing jurisdictions. The Company’s accounting policy is to exclude the tax collected and remitted to the state from revenue and expenses.

Subsequent events – Subsequent events are events or transactions that occur after the date of the balance sheet but before the financial statements are issued. The Company recognizes in the financial statements the effects of all subsequent events that provide additional evidence about conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing the financial statements. The Company’s financial statements do not recognize subsequent events that provide evidence about conditions that did not exist at the date of the balance sheet but arose after the date of the balance sheet and before the financial statements are issued.

The Company has evaluated subsequent events through December 28, 2016, which is the date the financial statements are available to be issued.

etailz, inc.

NOTES TO FINANCIAL STATEMENTS

Note 2 – Line of Credit

On November 25, 2014, the Company entered into a line of credit agreement with Chase Bank, N.A. (Bank), expiring December 31, 2016. Accordingly, the outstanding balance at December 31, 2014, is presented as long-term, while the outstanding balance at December 31, 2015, is presented as short-term. The line of credit is subject to a borrowing base of 50% of inventory and 80% of accounts receivable. Maximum borrowings are $5,000,000, adjusting to accommodate the Company’s increased activity during the holiday months, so that $9,000,000 in borrowings are available to the Company from October 1 to February 1. The Company may select the interest rate for each advance at the LIBOR plus 1.5%, or the prime rate less 1.25% (2.25% at December 31, 2015).

The line of credit agreement between the Bank and the Company contain certain financial covenants that are required to be met by the Company. Subsequent to the balance sheet date, the line of credit was paid off. See Note 9.

Note 3 – Operating Leases

The Company has operating leases for its office, retail, and warehouse spaces with various maturities through May 2019.

Rent expense under these leases was $334,460, $176,551, and $110,851 for the years ended December 31, 2015, 2014, and 2013, respectively.

Future minimum lease commitments are as follows:

Years ending December 31,
2016	$503,883
2017	764,500
2018	453,992
2019	308,330
$2,030,705

The company has the option to terminate one of its leases in November 2017 and again in November 2018. The table above assumes the Company does not elect to terminate its lease early.

etailz, inc.

NOTES TO FINANCIAL STATEMENTS

Note 4 – Income Taxes

The components of income tax expense consist of the following for the years ended December 31:

	2015	2014	2013

Current tax expense	$1,320,838	$701,288	$275,893
Deferred tax expense (benefit)	68,656	(194,159)	(33,881)
Income tax expense	$1,389,494	$507,129	$242,012

The effective tax rate differs from the statutory tax rate as follows for the years ended December 31:

	2015	2014	2013

Income tax expense at statutory rate	$1,100,434	$503,546	$328,925
Effect of state income taxes, net	245,063	-	-
Other	43,997	3,583	3,087
Income tax expense	$1,389,494	$507,129	$242,012

The Company’s total deferred taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for federal income tax purposes.

The significant components of the Company’s net deferred tax asset are as follows at December 31:

	2015	2014

Current deferred tax assets
Reserve for returns and allowances	$211,610	$152,216
Other	17,391	-

Current deferred tax asset	229,001	152,216

Long-term deferred tax assets (liabilities), net
Stock warrants	124,541	124,541
Property and equipment	(203,615)	(58,174)

Long-term deferred tax asset (liability), net	(79,074)	66,367

Net deferred tax asset	$149,927	$218,583

etailz, inc.

NOTES TO FINANCIAL STATEMENTS

Note 4 – Income Taxes (continued)

The Company does not have any material uncertain tax positions. As of December 31, 2015 and 2014, there is no accrued interest or penalties recorded in the financial statements.

Note 5 – Stockholders’ Equity

Capital structure – The capital structure of the Company consists of the following:

Common stock – The Company has authorized 50,000,000 shares; 991,698 shares issued and outstanding at December 31, 2015 and 2014, with no par value.

Preferred stock – The Company has authorized 50,000,000 shares; no shares issued and outstanding at December 31, 2015 and 2014, with no par value.

Holders of preferred stock shall have preferential rights and privileges to holders of common stock with regard to dividends, redemptions, liquidations, and other as provided by the Board of Directors in establishing particular series of preferred stock. As of December 31, 2015 and 2014, no particular series of preferred stock has been established by the Board of Directors.

Stock warrants – The Company’s executive management, from time to time, grant certain parties warrants to purchase shares of the Company’s common stock at fixed prices with the approval of the Board of Directors. The warrants vest immediately and expire 5 to 10 years from the date of issuance.

Put options – During 2013, and in connection with the stock sales, the Company executed two put option agreements with 10-year terms, which allow certain stockholders the right to require the Company to repurchase 98,698 shares of common stock upon the occurrence of a triggering event. The triggering events are: (1) the adoption by the Company of a plan of liquidation or dissolution; or (2) a sale, merger, consolidation, or other transaction or series of transactions within a period of twelve (12) consecutive months resulting in a change in control of the Company. The put option agreement defines a change in control as an event where the stockholders of the Company immediately before the transaction do not retain substantially the same proportions of their share ownership of the Company’s voting stock immediately after the transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company.

Subsequent to a triggering event, the Company will be required to repurchase the shares from the stockholders at $12.92 per share, upon the proper and timely exercise of the put options. Although a triggering event occurred subsequent to year-end, (see Note 9), the put option was not exercised because it was more beneficial for the holder to sell its shares of common stock. Accordingly, no liability has been recorded related to this settlement.

etailz, inc.

NOTES TO FINANCIAL STATEMENTS

Note 6 – Share-Based Compensation

The following table summarizes the Company’s stock warrants outstanding and exercisable at December 31, 2015:

Exercise Price	Number of Warrants Outstanding	Weighted- Average Remaining Contractual Life (Years)	Weighted- Average Exercise Price	Weighted- Average Grant Date Fair Value

$1.00	191,625	3.94	$-	$-
1.50	65,000	5.05	-	-
6.23	21,849	6.39	-	-
8.36	20,000	7.06	-	-
12.92	58,050	4.00	-	-

	356,524	4.48	$3.77	$1.03

The weighted-average grant date fair value of warrants issued in 2014 was $6.31, and total shared-based compensation expense was $366,296.

In determining the fair value of stock warrants granted during the year ended December 31, 2014, the following assumptions were used in the Black-Scholes option-pricing model:

Estimated per share value of common stock	$12.92
Risk-free interest rate	4.50%
Contractual term	5 years
Dividend rate	None
Volatility	50%
Forfeiture rate	0%

Summaries of the assumptions shown above are as follows:

Estimated per-share value of common stock – The Company based its estimated per-share value of common stock on a third party sale in 2014.

Risk-free interest rate – The Company bases the risk-free interest rate on the implied yield currently available in U.S. Treasury securities at maturity with an equivalent term.

Contractual term – As stated in the executed warrant agreements.

Dividend rate – The Company has not declared or paid dividends in the past and does not currently expect to do so in the foreseeable future.

etailz, inc.

NOTES TO FINANCIAL STATEMENTS

Note 6 – Share-Based Compensation (continued)

Volatility – There is minimal trading activity in etailz stock and as such, volatility represents management’s best estimate of future volatility based on reviewing the average volatility of stock prices for similar publicly traded companies.

Forfeiture rate – As all warrants were immediately vested, no forfeiture rate was applied.

Note 7 – Employee Benefit Plan

Effective January 1, 2015, the Company implemented a defined contribution 401(k) plan (Plan) covering substantially all employees. Employees are eligible after one year, with a minimum of 1,000 hours worked, and may elect to defer compensation subject to the Internal Revenue Service allowable contribution limit. The Company matches up to 6% of employee compensation, as defined by the Plan document, which was $111,633 for the year ended December 31, 2015.

Note 8 – Fair Value Measurements

Fair value is the price that would be received to sell an asset or paid to transfer a liability (exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. To measure fair value, we use a three-tier valuation hierarchy based upon observable and nonobservable inputs:

Level 1	Unadjusted quoted prices that are available in active markets for identical assets or liabilities at the measurement date.

Level 2	Significant other observable inputs available at the measurement date, other than quoted prices included in Level 1, either directly or indirectly, including:

•	Quoted prices for similar assets or liabilities in active markets;
•	Quoted prices for identical or similar assets in non-active markets;
•	Inputs other than quoted prices that are observable for the asset or liability; and
•	Inputs that are derived principally from or corroborated by other observable market data.

Level 3	Significant unobservable inputs that cannot be corroborated by observable market data and reflect the use of significant management judgment. These values are generally determined using pricing models for which the assumptions utilize management’s estimates of market participant assumptions.

etailz, inc.

NOTES TO FINANCIAL STATEMENTS

Note 8 – Fair Value Measurements (continued)

The fair value hierarchy requires the use of observable market data when available. In instances in which the inputs used to measure fair value fall into different levels of the fair value hierarchy, the fair value measurement has been determined based on the lowest level input that is significant to the fair value measurement in its entirety. Our assessment of the significance of a particular item to the fair value measurement in its entirety requires judgment, including the consideration of inputs specific to the asset or liability.

Our financial instruments include cash, accounts receivable, line of credit, accounts and credit cards payable, sales tax payable, payroll liabilities, and accrued expenses and liabilities. The fair values of these items approximated carrying values because of the short-term nature of the instruments. If these instruments were measured at fair value in the financial statements, they would be classified as Level 1 in the fair value hierarchy.

Note 9 – Subsequent events

Effective October 17, 2016, Trans World Entertainment Corporation, a public entity traded on the NASDAQ acquired all of the outstanding shares of etailz for approximately $75,000,000, which includes contingent consideration.